Study REC-15-015 A Phase 3, Multicenter, Randomized, Double-Blind, Placebo-Controlled, Evaluation of the Efficacy and Safety of N1539 Following Abdominoplasty 1 Exhibit 99.2

Study REC-15-015
Study Design
•
Multicenter, Multi-dose, Randomized, Double-blind, Placebo-
controlled
•
219 subjects randomized to IV Meloxicam (N1539) 30 mg or
Placebo
–
Study medication administered q24 hours up to 3 doses
–
98% of subjects completed the 48 hour assessments
•
Standard analgesia design
–
Pain Intensity assessments (SPID24 = Primary Endpoint)
–
Use of rescue medication
–
Time to onset
–
Patient Global Assessment of Pain Control

Study REC-15-015 Primary Endpoint – SPID24 3 p = 0.0145 0 1,000 2,000 3,000 4,000 5,000 N1539 30 mg (N = 110) Placebo (N = 109)

Study REC-15-015
Summary of Secondary Endpoints
4
SPID6, Time to Meaningful Pain Relief and First Rescue, Number of Subjects rescued 0-24 and 0-48 hours,
%
Subjects
with
30
and
50%
Improvement
within
6
Hours
and
50%
within
24
hours,
PGA
of
Pain
Control at 24 hours were not significantly different between treatment groups.
Parameter
p-value
SPID12
0.0434
SPID48
0.0040
SPID24-48
0.0028
Number of Subjects Rescued 24-48 Hours
0.0014
Number of Times Rescued 0-24 Hours
0.0275
Number of Times Rescued 24-48 Hours
0.0009
Number of Times Rescued 0-48 Hours
0.0027
Time to Perceptible Pain Relief
0.0050
%
Subjects
with
30%
Improvement
-
24
Hours
0.0178
PGA of Pain Control at 48 hours
0.0027

Study REC-15-015
Adverse Events –
2% in the N1539 group
5
n (%) of Subjects
N1539 30 mg
Placebo
Preferred Term
(N=110)
(N=109)
Subjects with
1 TEAE
58 (52.7)
80 (73.4)
Nausea
30 (27.3)
41 (37.6)
Headache
13 (11.8)
18 (16.5)
Vomiting
5 (4.5)
10 (9.2)
Dizziness
4 (3.6)
10 (9.2)
**Four (4) subjects experienced Serious Adverse Events during this study.  Three subjects were randomized to placebo and one to N1539.